Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-1 of our report dated December 14, 2021, with respect to our audits of the consolidated financial statements of Junee Limited and Subsidiaries as of June 30, 2021 and 2020. We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Friedman LLP

New York, New York

July 13, 2022